Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Announces CEO Transition
a.AEP Board Member and Former Chairman and CEO of Xcel Energy, Benjamin G.S. Fowke III, Appointed Interim CEO & President
b.AEP Lead Director Sara Martinez Tucker Named Chair of the Board

COLUMBUS, Ohio, Feb. 26, 2024 – American Electric Power (Nasdaq: AEP) today announced that Benjamin G.S. Fowke III, a member of the company’s Board of Directors and the former chairman and CEO of Xcel Energy, Inc., has been appointed interim chief executive officer and president, effective immediately.
Fowke succeeds Julie A. Sloat. The Board determined, based on discussions with Sloat, that it is time to identify a new CEO to lead the company’s next chapter. This decision was not a result of any disagreement with Sloat regarding AEP’s operations, policies or financial performance, and was not made for cause or related to any ethical or compliance concern.
In a separate release today, AEP is disclosing its fourth-quarter and year-end 2023 financial results and reaffirming its 2024 operating earnings guidance range of $5.53 to $5.73.
In addition, the Board has appointed its lead director, Sara Martinez Tucker, as chair. The Board also has engaged a leading executive search firm to conduct an external search for a permanent CEO.
“After thorough deliberation and discussions with Julie, the Board determined now is the right time to make this leadership transition to best position AEP for the future,” Tucker said. “The company has made great progress managing our portfolio and supporting the needs of customers and communities. With this solid foundation, we continue to be well-positioned to execute our capital plan and enhance grid reliability and resiliency for customers while advancing our ongoing generation fleet transformation. We thank Julie for her many contributions to AEP over the course of her 23-year tenure at the company and wish her the best moving forward.”
Tucker continued, “The Board would like to thank Ben for stepping in as interim CEO. Having previously served as chairman and CEO of Xcel Energy for over a decade, Ben has deep knowledge of all aspects of our industry, including operations, finance, regulatory policy and sustainability. Additionally, Ben has been a director on our Board since 2022 and is chair of our Finance Committee. As a director with deep utility experience, Ben has been instrumental in helping shape AEP’s strategy and is well-positioned to lead our talented team to create value for shareholders, customers and other stakeholders while the Board conducts a search for a permanent successor.”
Fowke said, “Through my career in the industry, I have gotten to know AEP well, and since joining the Board, I have gained an even deeper appreciation of AEP’s operations and the depth of talent across the organization. The Board and I have carefully overseen the execution of recent portfolio actions to simplify and de-risk the business, and I look forward to working with the management team over the coming months to build on AEP’s positive momentum. Together, we will continue enhancing our regulatory relationships and unlocking shareholder value by driving the company’s strategic priorities forward and delivering safe, reliable and affordable energy to our customers.”

Year-end 2023 Earnings Webcast
As previously announced, AEP will hold its quarterly earnings call at 9 a.m. ET Tuesday, Feb. 27. The call will be broadcast live over the internet at http://www.aep.com/webcasts.

About Benjamin G.S. Fowke III
Fowke has been a member of AEP’s Board since February 2022, and was chairman and CEO of Xcel for more than a decade until his retirement as CEO in August 2021. He remained executive chairman of the Xcel Board until December 2021. Fowke held a variety of leadership roles at Xcel including chief operating officer and chief financial officer. Fowke has a bachelor’s degree in finance and accounting from Towson University and obtained his CPA in 1982. He is on the Board of Securian Financial and Energy Insurance Mutual and former chair of the Board of Edison Electric Institute.

About AEP
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 17,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation's largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with nearly 29,000 megawatts of diverse generating capacity, including approximately 6,100 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP's family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP’s ability to efficiently manage operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including focus on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.
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